Exhibit 99.1

Boeing Reports Third-Quarter Results

▪	Continue to engage global regulators and customers on safe return to service of the 737 MAX

▪	Revenue of $20.0 billion reflecting lower 737 deliveries and higher defense and services volume

▪	GAAP EPS of $2.05 and core EPS (non-GAAP)* of $1.45 per share

▪	Operating cash flow of ($2.4) billion; paid $1.2 billion of dividends

▪	Total backlog of $470 billion, including nearly 5,500 commercial airplanes

▪	Cash and marketable securities of $10.9 billion provide strong liquidity

Table 1. Summary Financial Results	Third Quarter			Nine Months
(Dollars in Millions, except per share data)	2019	2018	Change	2019	2018	Change

Revenues	$19,980	$25,146	(21)%	$58,648	$72,786	(19)%

GAAP
Earnings From Operations	$1,259	$2,227	(43)%	$229	$7,812	(97)%
Operating Margin	6.3%	8.9%	(2.6) Pts	0.4%	10.7%	(10.3) Pts
Net Earnings	$1,167	$2,363	(51)%	$374	$7,036	(95)%
Earnings Per Share	$2.05	$4.07	(50)%	$0.66	$11.95	(94)%
Operating Cash Flow	($2,424)	$4,559	NM	($226)	$12,375	NM
Non-GAAP*
Core Operating Earnings/(Loss)	$895	$1,890	(53)%	($864)	$6,793	NM
Core Operating Margin	4.5%	7.5%	(3.0) Pts	(1.5)%	9.3%	(10.8) Pts
Core Earnings/(Loss) Per Share	$1.45	$3.58	(59)%	($1.13)	$10.55	NM
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 6, “Non-GAAP Measures Disclosures."
CHICAGO, October 23, 2019 – The Boeing Company [NYSE: BA] reported third-quarter revenue of $20.0 billion, GAAP earnings per share of $2.05 and core earnings per share (non-GAAP)* of $1.45, reflecting lower 737 deliveries partially offset by higher defense and services volume (Table 1). Boeing recorded operating cash flow of ($2.4) billion and paid $1.2 billion of dividends.
Boeing has developed software and training updates for the 737 MAX and continues to work with the FAA and global civil aviation authorities to complete remaining steps toward certification and readiness for return to service. These regulatory authorities will determine the timing and conditions of return to service in each relevant jurisdiction. For purposes of the third-quarter results, the company has assumed that regulatory approval of the 737 MAX return to service begins in the fourth quarter of 2019 and that it will gradually increase the 737 production rate from 42 per month to 57 per month by late 2020.
“Our top priority remains the safe return to service of the 737 MAX, and we’re making steady progress,” said Boeing President and Chief Executive Officer Dennis Muilenburg. “We’ve also taken action to further sharpen our company’s focus on product and services safety, and we continue to deliver on customer commitments and capture new opportunities with our values of safety, quality and integrity always at the forefront.”

Table 2. Cash Flow	Third Quarter		Nine Months
(Millions)	2019	2018	2019	2018
Operating Cash Flow	($2,424)	$4,559	($226)	$12,375
Less Additions to Property, Plant & Equipment	($465)	($457)	($1,387)	($1,227)
Free Cash Flow*	($2,889)	$4,102	($1,613)	$11,148
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 6, “Non-GAAP Measures Disclosures."
Operating cash flow was ($2.4) billion in the quarter, primarily reflecting lower 737 delivery and advance payments as well as timing of receipts and expenditures (Table 2). During the quarter, the company paid $1.2 billion of dividends, reflecting a 20 percent increase in dividends per share compared to the same period of the prior year.

Table 3. Cash, Marketable Securities and Debt Balances	Quarter-End
(Billions)	Q3 19	Q2 19
Cash	$9.8	$9.2
Marketable Securities[1]	$1.1	$0.4
Total	$10.9	$9.6
Debt Balances:
The Boeing Company, net of intercompany loans to BCC	$22.8	$17.3
Boeing Capital, including intercompany loans	$1.9	$1.9
Total Consolidated Debt	$24.7	$19.2
1 Marketable securities consists primarily of time deposits due within one year classified as "short-term investments."
Cash and investments in marketable securities totaled $10.9 billion, compared to $9.6 billion at the beginning of the quarter (Table 3). Debt was $24.7 billion, up from $19.2 billion at the beginning of the quarter primarily due to the issuance of new debt.
Total company backlog at quarter-end was $470 billion and included net orders of $16 billion.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	Third Quarter			Nine Months
(Dollars in Millions)	2019	2018	Change	2019	2018	Change

Commercial Airplanes Deliveries	62	190	(67)%	301	568	(47)%

Revenues	$8,249	$14,071	(41)%	$24,793	$40,968	(39)%
(Loss)/Earnings from Operations	($40)	$2,033	NM	($3,813)	$5,230	NM
Operating Margin	(0.5)%	14.4%	(14.9) Pts	(15.4)%	12.8%	NM
Commercial Airplanes third-quarter revenue was $8.2 billion reflecting lower 737 deliveries (Table 4). Third-quarter operating margin decreased to (0.5) percent reflecting lower 737 deliveries partially offset by a higher margin on the 787 program. During the quarter estimated costs to produce 737 aircraft included in the accounting quantity increased by $0.9 billion primarily to reflect current assumptions regarding timing of return to service and the timing of planned production rate increases. There was no significant change to estimated potential concessions and other considerations to customers related to the 737 MAX grounding.
Commercial Airplanes delivered 62 airplanes during the quarter. Given the current global trade environment, the 787 production rate will be reduced to 12 airplanes per month for approximately two years beginning in late 2020. The 777X program is progressing through pre-flight testing and remains on track for first flight in early 2020. The company is now targeting early 2021 for first delivery of the 777X.
Commercial Airplanes booked net orders worth $5 billion during the quarter, including orders for twenty 787 airplanes for Korean Air, eight 787 airplanes for Air New Zealand, and six 777 freighters for China Airlines. Commercial Airplanes backlog included nearly 5,500 airplanes valued at $387 billion.

Defense, Space & Security

Table 5. Defense, Space & Security	Third Quarter			Nine Months
(Dollars in Millions)	2019	2018	Change	2019	2018	Change

Revenues	$7,042	$6,937	2%	$20,265	$19,518	4%
Earnings/(Loss) from Operations	$755	($247)	NM	$2,577	$886	191%
Operating Margin	10.7%	(3.6)%	14.3 Pts	12.7%	4.5%	8.2 Pts
Defense, Space & Security third-quarter revenue increased to $7.0 billion primarily driven by higher volume on satellites, weapons, and T-7A Red Hawk (formerly T-X Trainer), partially offset by lower volume on F-15 (Table 5). Third-quarter operating margin increased to 10.7 percent primarily due to the absence of third quarter 2018 charges and improved performance.
During the quarter, Defense, Space & Security received contracts for the fifth production lot for 15 KC-46A Tanker aircraft for the U.S. Air Force and nine AH-64E Apache helicopters for the U.S. Army. Significant milestones achieved during the quarter included completion of the first test flight of the MQ-25 unmanned aerial refueler, first flight of the inaugural P-8A Poseidon aircraft for the United Kingdom Royal Air Force, and final assembly of the Space Launch System core stage structure. Defense, Space & Security also performed the 100th test flight of the T-7A Red Hawk.
Backlog at Defense, Space & Security was $62 billion, of which 30 percent represents orders from customers outside the U.S.
Global Services

Table 6. Global Services	Third Quarter			Nine Months
(Dollars in Millions)	2019	2018	Change	2019	2018	Change

Revenues	$4,658	$4,101	14%	$13,820	$12,148	14%
Earnings from Operations	$673	$548	23%	$2,013	$1,799	12%
Operating Margin	14.4%	13.4%	1.0 Pts	14.6%	14.8%	(0.2) Pts
Global Services third-quarter revenue increased to $4.7 billion, primarily driven by the acquisition of Boeing Distribution Services, Inc. (formerly KLX) and higher government services volume (Table 6). Third-quarter operating margin increased to 14.4 percent primarily due to improved performance.
During the quarter, Global Services was awarded contracts with the U.S. Air Force for F-15 training to Qatar, A-10 Thunderbolt II re-winging, and KC-46A Tanker Lot 5 services. Global Services also signed an agreement with IndiGo for digital solutions and delivered the first SpiceXpress 737-800 Boeing Converted Freighter following India certification.

Additional Financial Information

Table 7. Additional Financial Information	Third Quarter		Nine Months
(Dollars in Millions)	2019	2018	2019	2018
Revenues
Boeing Capital	$66	$77	$207	$214
Unallocated items, eliminations and other	($35)	($40)	($437)	($62)
Earnings from Operations
Boeing Capital	$29	$27	$86	$71
FAS/CAS service cost adjustment	$364	$337	$1,093	$1,019
Other unallocated items and eliminations	($522)	($471)	($1,727)	($1,193)
Other income, net	$121	$12	$334	$63
Interest and debt expense	($203)	($106)	($480)	($317)
Effective tax rate	0.8%	(10.8)%	(350.6)%	6.9%
At quarter-end, Boeing Capital's net portfolio balance was $2.2 billion. The change in earnings from other unallocated items and eliminations is primarily due to increased enterprise research and development investment. Interest and debt expense increased due to higher debt balances. The effective tax rate for the third quarter increased from the same period in the prior year primarily due to a $412 million benefit related to a 2013-2014 tax settlement that was recorded in the third quarter of 2018, partially offset by larger 2019 tax rate benefits resulting from lower pre-tax earnings.

Non-GAAP Measures Disclosures
We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings/(Loss), Core Operating Margin and Core Earnings/(Loss) Per Share
Core operating earnings/(loss) is defined as GAAP earnings from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the FAS pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margin is defined as core operating earnings/(loss) expressed as a percentage of revenue. Core earnings/(loss) per share is defined as GAAP diluted earnings per share excluding the net earnings per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs, comprising service and prior service costs computed in accordance with GAAP are allocated to Commercial Airplanes and BGS businesses supporting commercial customers. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings/(loss), core operating margin and core earnings/(loss) per share for purposes of evaluating and forecasting underlying business performance. Management believes these core earnings/(loss) measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation between the GAAP and non-GAAP measures is provided on page 13-14.
Free Cash Flow
Free cash flow is defined as GAAP operating cash flow without capital expenditures for property, plant and equipment additions. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. Table 2 provides a reconciliation of free cash flow to GAAP operating cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) the timing and conditions surrounding the return to service of the 737 MAX fleet; (2) general conditions in the economy and our industry, including those due to regulatory changes; (3) our reliance on our commercial airline customers; (4) the overall health of our aircraft production system, planned commercial aircraft production rate changes, our commercial development and derivative aircraft programs, and our aircraft being subject to stringent performance and reliability standards; (5) changing budget and appropriation levels and acquisition priorities of the U.S. government; (6) our dependence on U.S. government contracts; (7) our reliance on fixed-price contracts; (8) our reliance on cost-type contracts; (9) uncertainties concerning contracts that include in-orbit incentive payments; (10) our dependence on our subcontractors and suppliers, as well as the availability of raw materials; (11) changes in accounting estimates; (12) changes in the competitive landscape in our markets; (13) our non-U.S. operations, including sales to non-U.S. customers; (14) threats to the security of our or our customers’ information; (15) potential adverse developments in new or pending litigation and/or government investigations; (16) customer and aircraft concentration in our customer financing portfolio; (17) changes in our ability to obtain debt on commercially reasonable terms and at competitive rates; (18) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (19) the adequacy of our insurance coverage to cover significant risk exposures; (20) potential business disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters; (21) work stoppages or other labor disruptions; (22) substantial pension and other postretirement benefit obligations; and (23) potential environmental liabilities.
Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Maurita Sutedja or Keely Moos (312) 544-2140
Communications:	Caroline Hutcheson (312) 544-2002

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Nine months ended September 30		Three months ended September 30
(Dollars in millions, except per share data)	2019	2018	2019	2018
Sales of products	$50,514	$64,848	$17,195	$22,463
Sales of services	8,134	7,938	2,785	2,683
Total revenues	58,648	72,786	19,980	25,146

Cost of products	(46,584)	(53,134)	(14,674)	(18,882)
Cost of services	(6,752)	(6,215)	(2,241)	(2,140)
Boeing Capital interest expense	(49)	(51)	(15)	(18)
Total costs and expenses	(53,385)	(59,400)	(16,930)	(21,040)
	5,263	13,386	3,050	4,106
(Loss)/income from operating investments, net	(3)	112	(8)	32
General and administrative expense	(2,857)	(3,345)	(1,001)	(1,154)
Research and development expense, net	(2,470)	(2,417)	(778)	(826)
Gain/(loss) on dispositions, net	296	76	(4)	69
Earnings from operations	229	7,812	1,259	2,227
Other income	334	63	121	12
Interest and debt expense	(480)	(317)	(203)	(106)
Earnings before income taxes	83	7,558	1,177	2,133
Income tax benefit/(expense)	291	(522)	(10)	230
Net earnings	$374	$7,036	$1,167	$2,363

Basic earnings per share	$0.66	$12.08	$2.07	$4.11

Diluted earnings per share	$0.66	$11.95	$2.05	$4.07

Weighted average diluted shares (millions)	570.4	588.9	569.2	580.8

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	September 30 2019	December 31 2018
Assets
Cash and cash equivalents	$9,763	$7,637
Short-term and other investments	1,150	927
Accounts receivable, net	3,564	3,879
Unbilled receivables, net	11,078	10,025
Current portion of customer financing, net	166	460
Inventories	73,279	62,567
Other current assets	2,656	2,335
Total current assets	101,656	87,830
Customer financing, net	2,077	2,418
Property, plant and equipment, net of accumulated depreciation of $19,125 and $18,568	12,527	12,645
Goodwill	8,063	7,840
Acquired intangible assets, net	3,587	3,429
Deferred income taxes	296	284
Investments	1,117	1,087
Other assets, net of accumulated amortization of $561 and $503	3,275	1,826
Total assets	$132,598	$117,359
Liabilities and equity
Accounts payable	$15,101	$12,916
Accrued liabilities	19,224	14,808
Advances and progress billings	53,167	50,676
Short-term debt and current portion of long-term debt	4,354	3,190
Total current liabilities	91,846	81,590
Deferred income taxes	1,615	1,736
Accrued retiree health care	4,437	4,584
Accrued pension plan liability, net	14,590	15,323
Other long-term liabilities	3,621	3,059
Long-term debt	20,298	10,657
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	6,688	6,768
Treasury stock, at cost - 449,472,403 and 444,619,970 shares	(54,924)	(52,348)
Retained earnings	53,986	55,941
Accumulated other comprehensive loss	(14,927)	(15,083)
Total shareholders’ equity	(4,116)	339
Noncontrolling interests	307	71
Total equity	(3,809)	410
Total liabilities and equity	$132,598	$117,359

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30
(Dollars in millions)	2019	2018
Cash flows – operating activities:
Net earnings	$374	$7,036
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash items –
Share-based plans expense	160	150
Depreciation and amortization	1,643	1,531
Investment/asset impairment charges, net	106	63
Customer financing valuation adjustments	249	(3)
Gain on dispositions, net	(296)	(76)
Other charges and credits, net	190	158
Changes in assets and liabilities –
Accounts receivable	315	10
Unbilled receivables	(1,053)	(1,732)
Advances and progress billings	2,355	3,457
Inventories	(9,565)	(173)
Other current assets	(224)	(5)
Accounts payable	1,626	1,181
Accrued liabilities	5,495	890
Income taxes receivable, payable and deferred	(989)	(252)
Other long-term liabilities	(577)	1
Pension and other postretirement plans	(570)	(89)
Customer financing, net	391	(175)
Other	144	403
Net cash (used)/provided by operating activities	(226)	12,375
Cash flows – investing activities:
Property, plant and equipment additions	(1,387)	(1,227)
Property, plant and equipment reductions	334	117
Acquisitions, net of cash acquired	(492)	(250)
Contributions to investments	(1,439)	(2,145)
Proceeds from investments	967	1,369
Purchase of distribution rights	(20)	(56)
Other	(10)	(5)
Net cash used by investing activities	(2,047)	(2,197)
Cash flows – financing activities:
New borrowings	19,621	4,696
Debt repayments	(8,978)	(4,029)
Contributions from noncontrolling interests	7	35
Stock options exercised	51	70
Employee taxes on certain share-based payment arrangements	(241)	(247)
Common shares repurchased	(2,651)	(8,415)
Dividends paid	(3,473)	(2,976)
Net cash provided/(used) by financing activities	4,336	(10,866)
Effect of exchange rate changes on cash and cash equivalents, including restricted	(27)	(37)
Net increase/(decrease) in cash & cash equivalents, including restricted	2,036	(725)
Cash & cash equivalents, including restricted, at beginning of year	7,813	8,887
Cash & cash equivalents, including restricted, at end of period	9,849	8,162
Less restricted cash & cash equivalents, included in Investments	86	128
Cash and cash equivalents at end of period	$9,763	$8,034

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)
Effective at the beginning of 2019, all revenues and costs associated with military derivative aircraft production are reported in the Defense, Space & Security segment. Revenues and costs associated with military derivative aircraft production were previously reported in the Commercial Airplanes and Defense, Space & Security segments. Business segment data for 2018 reflects the realignment for military derivative aircraft as well as the realignment of certain programs from Defense, Space & Security to Global Services.

	Nine months ended September 30		Three months ended September 30
(Dollars in millions)	2019	2018	2019	2018
Revenues:
Commercial Airplanes	$24,793	$40,968	$8,249	$14,071
Defense, Space & Security	20,265	19,518	7,042	6,937
Global Services	13,820	12,148	4,658	4,101
Boeing Capital	207	214	66	77
Unallocated items, eliminations and other	(437)	(62)	(35)	(40)
Total revenues	$58,648	$72,786	$19,980	$25,146
(Loss)/earnings from operations:
Commercial Airplanes	($3,813)	$5,230	($40)	$2,033
Defense, Space & Security	2,577	886	755	(247)
Global Services	2,013	1,799	673	548
Boeing Capital	86	71	29	27
Segment operating profit	863	7,986	1,417	2,361
Unallocated items, eliminations and other	(1,727)	(1,193)	(522)	(471)
FAS/CAS service cost adjustment	1,093	1,019	364	337
Earnings from operations	229	7,812	1,259	2,227
Other income	334	63	121	12
Interest and debt expense	(480)	(317)	(203)	(106)
Earnings before income taxes	83	7,558	1,177	2,133
Income tax benefit/(expense)	291	(522)	(10)	230
Net earnings	$374	$7,036	$1,167	$2,363

Research and development expense, net:
Commercial Airplanes	$1,529	$1,616	$467	$517
Defense, Space & Security	569	613	185	211
Global Services	102	119	29	48
Other	270	69	97	50
Total research and development expense, net	$2,470	$2,417	$778	$826

Unallocated items, eliminations and other:
Share-based plans	($57)	($60)	($21)	($24)
Deferred compensation	(154)	(112)	(25)	(56)
Amortization of previously capitalized interest	(68)	(67)	(23)	(19)
Customer financing impairment	(250)
Research and development expense, net	(270)	(69)	(97)	(50)
Eliminations and other unallocated items	(928)	(885)	(356)	(322)
Sub-total (included in core operating earnings)	(1,727)	(1,193)	(522)	(471)
Pension FAS/CAS service cost adjustment	823	780	274	260
Postretirement FAS/CAS service cost adjustment	270	239	90	77
FAS/CAS service cost adjustment	1,093	1,019	$364	$337
Total	($634)	($174)	($158)	($134)

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Nine months ended September 30			Three months ended September 30
Commercial Airplanes	2019		2018	2019	2018
737	118		407	5	138
747	5		5	1	2
767	32		13	10	4
777*	33	(1)	37	11	12
787	113		106	35	34
Total	301		568	62	190
Note: Aircraft accounted for as revenues by BCA and as operating leases in consolidation identified by parentheses
* The deliveries press release originally published on October 8, 2019 indicated that there were 34 and 12 777 aircraft delivered for the nine and three months ended September 30, 2019. These numbers have since been revised and reflected in the totals.

Defense, Space & Security
AH-64 Apache (New)	27		—	17	—
AH-64 Apache (Remanufactured)	56		12	21	6
C-17 Globemaster III	1		—	1	—
C-40A	2		—	2	—
CH-47 Chinook (New)	13		11	6	2
CH-47 Chinook (Renewed)	16		14	7	6
F-15 Models	7		8	2	3
F/A-18 Models	16		10	6	5
KC-46 Tanker	21		—	9	—
P-8 Models	14		10	6	2
Commercial and Civil Satellites	1		1	—	1
Military Satellites	—		—	—	—

Total backlog (Dollars in millions)	September 30 2019	December 31 2018
Commercial Airplanes	$387,397	$408,140
Defense, Space & Security	61,740	61,277
Global Services	21,088	21,064
Total backlog	$470,225	$490,481

Contractual backlog	$444,711	$462,070
Unobligated backlog	25,514	28,411
Total backlog	$470,225	$490,481

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating earnings, core operating margin, and core earnings per share with the most directly comparable GAAP financial measures, earnings from operations, operating margin, and diluted earnings per share. See page 6 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Third Quarter 2019		Third Quarter 2018
	$ millions	Per Share	$ millions	Per Share
Revenues	19,980		25,146
Earnings from operations (GAAP)	1,259		2,227
Operating margin (GAAP)	6.3%		8.9%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(274)		(260)
Postretirement FAS/CAS service cost adjustment	(90)		(77)
FAS/CAS service cost adjustment	(364)		(337)
Core operating earnings (non-GAAP)	$895		$1,890
Core operating margin (non-GAAP)	4.5%		7.5%

Diluted earnings per share (GAAP)		$2.05		$4.07
Pension FAS/CAS service cost adjustment	($274)	(0.48)	($260)	(0.45)
Postretirement FAS/CAS service cost adjustment	(90)	(0.16)	(77)	(0.13)
Non-operating pension expense	(93)	(0.17)	(50)	(0.09)
Non-operating postretirement expense	27	0.05	29	0.05
Provision for deferred income taxes on adjustments [1]	90	0.16	75	0.13
Subtotal of adjustments	($340)	($0.60)	($283)	($0.49)
Core earnings per share (non-GAAP)		$1.45		$3.58

Weighted average diluted shares (in millions)		569.2		580.8
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating (loss)/earnings, core operating margin, and core (loss)/earnings per share with the most directly comparable GAAP financial measures, earnings from operations, operating margin, and diluted earnings per share. See page 6 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Nine Months 2019		Nine Months 2018
	$ millions	Per Share	$ millions	Per Share
Revenues	58,648		72,786
Earnings from operations (GAAP)	229		7,812
Operating margin (GAAP)	0.4%		10.7%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(823)		(780)
Postretirement FAS/CAS service cost adjustment	(270)		(239)
FAS/CAS service cost adjustment	(1,093)		(1,019)
Core operating (loss)/earnings (non-GAAP)	($864)		$6,793
Core operating margin (non-GAAP)	(1.5)%		9.3%

Diluted earnings per share (GAAP)		$0.66		$11.95
Pension FAS/CAS service cost adjustment	($823)	(1.45)	($780)	(1.32)
Postretirement FAS/CAS service cost adjustment	(270)	(0.47)	(239)	(0.41)
Non-operating pension expense	(280)	(0.49)	(98)	(0.17)
Non-operating postretirement expense	80	0.14	77	0.13
Provision for deferred income taxes on adjustments [1]	272	0.48	218	0.37
Subtotal of adjustments	($1,021)	($1.79)	($822)	($1.40)
Core (loss)/earnings per share (non-GAAP)		($1.13)		$10.55

Weighted average diluted shares (in millions)		570.4		588.9
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.